UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2009
AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other	(Commission File Number)	(IRS Employer
jurisdiction		Identification No.)
of incorporation)
70 Pine Street
New York, New York 10270
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Securities Purchase Agreement
On April 17, 2009, American International Group, Inc. (“AIG”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury Department”) pursuant to which, among other things, AIG would issue and sell to the Treasury Department, and the Treasury Department would purchase from AIG, (i) 300,000 shares of Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share (the “Series F Preferred Stock”), of AIG and (ii) a warrant to purchase up to 3,000 shares of common stock, par value $2.50 per share (the “Common Stock”), of AIG (the “Warrant” and, together with the Series F Preferred Stock, the “Securities”).
Pursuant to the Purchase Agreement, the Treasury Department has committed for five years to provide immediately available funds (the “Commitment”) in an amount up to $29.84 billion (the “Available Amount”) so long as:
•	AIG is not a debtor in a pending case under Title 11 of the United States Code; and

•	The AIG Credit Facility Trust, a trust established for the sole benefit of the United States Treasury (the “Trust”), and the Treasury Department in the aggregate own more than fifty percent of the aggregate voting power of AIG’s voting securities.
The Available Amount will be decreased by the aggregate amount of financial assistance that the Treasury Department provides to AIG, its subsidiaries or any special purpose vehicle established by or for the benefit of AIG or any of its subsidiaries after the closing of the purchase and sale of the Securities, unless otherwise specified by the Treasury Department, in its sole discretion, under the terms of such financial assistance.
The Purchase Agreement restricts AIG’s ability to repurchase capital stock and requires AIG to continue to maintain policies limiting corporate expenses, lobbying activities and executive compensation.
Under the Purchase Agreement, AIG is required to submit for approval at its 2009 Annual Meeting of Shareholders the following amendments to its Restated Certificate of Incorporation:
•	a proposal to authorize the Board of Directors of AIG (the “Board”) to issue preferred stock in series with different rankings; and

•	a proposal to cause the Series F Preferred Stock of AIG, and any other series of preferred stock initially issued to the Treasury Department to rank senior to all the other series of preferred stock.
In addition, pursuant to the Purchase Agreement, the Treasury Department has the right to exchange the shares of the Series F Preferred Stock for a new series of AIG’s serial preferred stock with the same terms as the Series F Preferred Stock, except that the liquidation preference of such new series will be $10,000 per share, or such amount per share as may be reasonably specified by the Treasury Department based on the number of shares of the new serial preferred stock to be exchanged.
Following execution of the Purchase Agreement, on April 17, 2009, AIG and the Treasury Department completed the purchase and sale of the Securities.
Series F Preferred Stock
Dividends on the Series F Preferred Stock are payable, if, and as when declared by the Board or a duly authorized committee thereof, on a non-cumulative basis, out of assets legally available therefor, in cash, at the rate per annum of 10 percent of the liquidation preference of the Series F Preferred Stock (the “Liquidation Preference”). The Liquidation Preference is initially $0 per share and will be increased pro rata by the amount of each draw down of the Commitment. The Series F Preferred Stock ranks senior to the Common Stock, ranks pari passu with the Series E Fixed Rate

Non-Cumulative Perpetual Preferred Stock of AIG (previously issued to the Treasury Department) and, subject to the approval of the amendments to AIG’s Restated Certificate of Incorporation described above, will rank senior to AIG’s Series C Perpetual, Convertible, Participating Preferred Stock (the “Series C Preferred Stock”) and any other series of preferred stock subsequently issued by AIG to any person other than the Treasury Department with respect to the payment of dividends and amounts upon liquidation, dissolution and winding up of AIG.
AIG may redeem the Series F Preferred Stock at the Liquidation Preference, plus unpaid dividends for the then-current dividend period, at any time that the Trust or a successor entity beneficially owns less than 30 percent of AIG’s voting securities and no holder of the Series F Preferred Stock controls or has the potential to control AIG.
Holders of the Series F Preferred Stock will be entitled to vote for the election of the greater of two additional members of the Board and a number of directors (rounded upward) equal to 20 percent of the total number of directors of AIG if dividends payable on the shares of the Series F Preferred Stock have not been paid for four or more dividend periods, whether or not consecutive (including for this purpose the period during which the Series D Fixed Rate Cumulative Perpetual Preferred Stock that was issued to the Treasury Department on November 25, 2008 was outstanding).
Pursuant the Purchase Agreement, AIG will be obligated, at the request of the Treasury Department, to file a registration statement under the Securities Act of 1933 with respect to the Series F Preferred Stock.
Warrant
The Warrant will be exercisable for up to 3,000 shares of Common Stock at an initial exercise price of $0.000001 per share. The ultimate number of shares of Common Stock to be issued under the terms of the Warrant and the exercise price of the Warrant are subject to certain customary anti-dilution adjustments as set forth in the Warrant certificate, including among others, upon the issuances, in certain circumstances, of Common Stock or securities convertible into Common Stock.
The Warrant will have a term of 10 years and may be exercisable at any time, in whole or in part. The Warrant will not be subject to any contractual restrictions on transfer other than such as are necessary to ensure compliance with U.S. federal and state securities laws. The Treasury Department has agreed that it will not exercise any voting rights with respect to the Common Stock issued upon exercise of the Warrant. AIG will be obligated, at the request of the Treasury Department, to file a registration statement with respect to the Warrant and the Common Stock for which the Warrant can be exercised. If the Series F Preferred Stock issued in connection with the Warrant is redeemed in whole or is transferred in whole to one or more unaffiliated third parties, AIG may repurchase the Warrant and any Common Stock issuable upon exercise of the Warrant then held by the Treasury Department at any time thereafter for their fair market value so long as the Treasury Department does not control or have the potential to control AIG.
The description of the Series F Preferred Stock, the Purchase Agreement and the Warrant contained herein are summaries and are qualified in their entirety by reference to the full text of the Certificate of Designations relating to the Series F Preferred Stock, the Purchase Agreement and the Warrant, which are attached as Exhibits 3.1, 10.1 and 10.2, respectively, hereto and incorporated into this Item 1.01 by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The issuance and sale of the Securities were exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.
Item 3.03. Material Modification to Rights of Security Holders.
The holders of the Series F Preferred Stock will have preferential dividend and liquidation rights over the holders of Common Stock and, if the stockholder proposals to amend AIG’s Restated Certificate of Incorporation described in Item 1.01 are approved, over the holders of the Series C Preferred Stock and any other series of preferred stock subsequently issued by AIG to any person other than the Treasury Department. The applicable terms and preferences attached to the Series F Preferred Stock are more fully described in Item 1.01 above, and are contained in the Certificate of Designations, which was filed with the Secretary of State of the State of Delaware on April 17, 2009.

The above summary is qualified in its entirety by reference to the full text of the Certificate of Designations relating to the Series F Preferred Stock, which is attached hereto as Exhibit 3.1 and is incorporated into this Item 3.03 by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On April 17, 2009, AIG filed with the Secretary of State of the State of Delaware a Certificate of Designations to its Restated Certificate of Incorporation establishing the terms of the Series F Preferred Stock. A copy of the Certificate of Designations is attached hereto as Exhibit 3.1 and incorporated into this Item 5.03 by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

3.1	American International Group, Inc. Certificate of Designations of Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock.

10.1	Securities Purchase Agreement, dated as of April 17, 2009, between American International Group, Inc. and the United States Department of the Treasury.

10.2	Warrant, dated as of April 17, 2009, issued by American International Group, Inc. to the United States Department of the Treasury.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: April 17, 2009	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Secretary